EXHIBIT 99.2 TO FORM 8-K REPORT



                        Report of Independent Accountants


To the Stockholders and Board of Directors of Consolidated Edison, Inc.:

In our opinion, the consolidated balance sheet and the related consolidated statements of income, of retained earnings, of capitalization, and of cash flows included in Exhibit 99.1 of this Current Report on Form 8-K presents fairly, in all material respects, the financial position of Consolidated Edison, Inc. and its subsidiaries (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers  LLP
New York, NY

February 17, 2000